EXHIBIT 10.4

                        ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is made the____ day of November 1997.

     BETWEEN:

                    ACTIVITY LINK, INC., (ALI), a Nevada Corporation to be formed under the laws of the State of Nevada.

AND:

                    TRI-NATIONAL RESORT MANAGEMENT, INC., (TNRM) a Nevada Corporation, a subsidiary of Tri-National Development Corp.,("TND"), a corporation incorporated under the laws of Wyoming and both entities having offices at Suite 140, 480 Camino del Rio S., San Diego, California 92108.

WHEREAS:

A. "ALI" owns intellectual rights to a resort and leisure reservation service, which allows hotel guests to obtain reservations for leisure activities through an entirely automated system utilizing the company's automated proprietary network, and

B. "ALI" wishes to sell, and "TNRM" wishes to purchase an 85% interest in "ALI" and the assets including the intellectual rights to the company's automated network and the business to be operated by "ALI" on the terms and conditions set out in this agreement,


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and payments set out and provided for in this Agreement the parties hereto covenant and agree with each other as follows:

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                                ARTICLE 1

                             INTERPRETATION
                             --------------

1.1 DEFINITIONS In this Agreement, the following capitalized words and phrases shall have the meaning set forth in this section 1.1:

     (a)  "Assets" shall have the meaning set out in section 2. 1;

     (b) "Business" means the automated network business carried on by "ALI" under the name Activity Link, Inc.,

     (c) "Closing" means the completion of the purchase and sale transaction herein contemplated and "Closing Date" means the date on which the Closing is scheduled to occur, in each case as provided in Section 6.1.

     (d) "Effective Date" means the opening of business on November 14, 1997;

     (e) "Excluded Assets" means the business and assets of "ALI" which are to be excluded from the purchase and sale contemplated herein as described in section 2.2;

     (f) "Fixed Assets" means the equipment, and other assets described in subsection 2.1(a);

     (g)  "Goodwill shall have the meaning set out in subsection 2. 1 (b);

     (h)  "Material Contracts" shall have the meaning set out in subsection
          2. 1 (c);

     (i)  "Purchase Price" means the amount payable by "TNRM" to "ALI" for
          the Assets as set out             in this Agreement;

1.2 SCHEDULES. The following Schedules to this Agreement are incorporated herein by reference and are deemed to be part of this Agreement'.

          Schedule A - Fixed Assets
          Schedule B - Material Contracts
          Schedule C - Employees
          Schedule D - Form of Management Agreement

1.3 SECTIONS AND HEADINGS. The division of this Agreement into Articles, sections, subsections and paragraphs and the insertion of headings is for the convenience of reference only and shall not affect the interpretation or construction of this Agreement.

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1.4  BUSINESS DAY.  Where used in this Agreement, the term "business day"
     means any day other than Saturday, Sunday or any statutory holiday.

1.5 CURRENCY. Except as otherwise stated herein, all dollar amounts referred to in this Agreement shall be in lawful currency of the United States.

1.6 GENDER, ETC. Words importing the masculine, feminine or neuter gender shall be interpreted to include all genders and words in the singular include the plural and vice versa, unless the context requires otherwise.

1.7 STATUTES. References to statutes or statutory provisions shall be construed as references to those statutes or provisions as amended or re-enacted (whether with or without amendment) from time to time or as their application is modified (whether before or after the date of this Agreement) and shall include any statute or statutory provisions of which they are re-enactments (whether with or without amendment) and any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions.

1.8 AGREEMENT REFERENCES. The term "Agreement" means this agreement, including Schedules, as amended or modified from time to time, and the words "herein", "hereof', "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, paragraph or other part of this Agreement, and any reference contained in this agreement to a particular "Article", "section", "paragraph" or "schedule" is to the particular Article, section or paragraph of this Agreement or schedule to this Agreement.
                                ARTICLE 2
                       PURCHASE AND SALE OF ASSETS
                       ---------------------------

2.1 DESCRIPTION OF ASSETS. On the terms and subject to the condition hereof, "ALI" shall sell, assign and transfer to "TNRM", and "TNRM" shall purchase from "ALI", at the Closing but effective as of and from the Effective Date, the undertaking and the following property and assets used in the Business on a going concern basis, free and clear of all liens, claims, charges, mortgages and other security interests and encumbrances whatsoever;

     (a) all equipment, apparatus, machinery, furniture, furnishings, appliances, accessories, fixtures, supplies and other goods and chattels described in Schedule A ("Fixed Assets");

     (b) all of the accounts receivable, trade accounts, notes receivable, deposits and other debts owned, due or accruing due to "ALI" and which have been outstanding for less than 90 days as described in Schedule B to this Agreement (the "Accounts Receivable");

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     (c)  all right, title and interest of "ALI" in and to those contracts, leases and agreements listed in Schedule C hereto to the extent the same are assignable or transferable (the "Material
          Contracts");

     (d) the goodwill of the Business, including without limitation all trade marks, trade names, trade secrets and intellectual rights relating to the Business, all lists of customers and suppliers,, sales records, brochures, samples, price lists and other information relating to the day to day operation of the Business, and the exclusive right to carry on the Business under the name Activity Link, Inc. (collectively, the "Goodwill");

     (e)  all pre-paid expenses of the Business,

          all of which properties and assets are collectively referred to herein as the "Assets",

2.2 EXCLUDED ASSETS.. There shall be specifically excluded from the purchase and sale herein and from the Assets described in section 2.1 and in Schedules A and B hereto, the Following

     (a) any specific items or other assets as may be agreed to be excluded by the parties prior to Closing.

2.3 LIABILITIES. "TNRM" shall not assume or be responsible for any liabilities or obligations of "ALI" relating to the Business or otherwise other than for the obligations of "ALI" contained in the Material Contracts arising in respect of the period after the effective Date.
                                ARTICLE 3

                       PURCHASE PRICE AND PAYMENT
                       --------------------------
3.1  PURCHASEPRICE.   The Purchase Price and payment for the Assets and
     equity described herein shall be as follows:

          (a) "TNRM" shall cause funds in the amount of $228,000 to be available to "ALI" pursuant to an established budget attached hereto as Exhibit A1;

          (b) the portion of the Purchase Price for all other Assets shall be US$1.00.

          (c) an employment agreement for the three principals of "ALI", being David W. Wallgren, Bruce Martin and Sergio Aguilera, and being appointed President, Senior Vice President-Secretary and Vice President respectively.

          (d) "TNRM" will cause the formation of the "ALI" corporation in Nevada, with the officers as indicated above and with the addition of Gilbert Fuentes as Treasurer. The directors of the new company will include Wallgren, Martin, Aguilera, Fuentes, M. Sunstein, Parker and J. Sunstein.

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          (e) 25,000 shares of TND to be issued to each of Wallgren, Martin and Aguilera upon the successful completion of the beta site.

          (f) Options to be granted to the employees of "ALI" pursuant to and in conformance with the companys' employee option plan under development (attached hereto as Exhibit 2).

          (g) Wallgren, Martin and Aguilera will be entitled to the quarterly distribution of profits in the amount of 15%, once the company has achieved $300,000 in net profits and equally thereafter.

 3.2 DEPOSIT. Upon the execution of this Agreement, "TNRM" shall pay to "ALI" US$21,000, for payments required for the month of November in accordance with the attached budget. At the Closing, "TNRM" shall be credited by this payment to "ALI" under subsection 3.2(a) the amount of such payment.

3.3 ASSUMPTION OF MATERIAL CONTRACTS. "TNRM" shall assume the performance of all obligations of "ALI" arising out of or in connection with the Material Contracts from and after the Effective Date.
                                ARTICLE 4
                          CONDITIONS P)RECEDENT
                          ---------------------

4.1 "TNRM"'S CONDITIONS. The obligation of "TNRM" to consummate the transaction contemplated in this Agreement at the Closing is subject to the fulfillment of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE - the representations and warranties of "ALI" made pursuant to section 7.1 shall be true and accurate in all respects at the time of Closing as if made at and as of the time of Closing, except as may be otherwise contemplated herein or as may be in writing disclosed to and approved by "TNRM";

     (b) COVENANTS PERFORMED - the covenants and obligations of "ALI" contained herein which are to be complied with and performed at or before the Closing shall have been duly complied and performed in all respects except as may be in writing disclosed to and approved by "TNRM";

     (c) NO MATERIAL LOSS - from the date hereof to the Closing, "ALI" shall not have experienced any material loss, damage or destruction to the Assets or the Business and none of the Assets shall have been sold or disposed of except in the ordinary course of the Business;

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     (d)  NO GOVERNMENTAL ACTION - from the date hereof to the
          Closing, no federal, provincial, state or municipal government, or any agency or other governmental authority shall have instituted or threatened and not discontinued or withdrawn any action, suit or investigation to restrain, prohibit or challenge the acquisition of the Assets by "TNRM" as herein contemplated;

4.2 "ALI"'S BENEFIT. The conditions in section 4.1 are inserted for the exclusive benefit of ALI and may be waived in whole or in part by "ALI" at any time.

4.3 "ALI"'S CONDITIONS. The obligation of "ALI" to consummate the transaction herein contemplated at the Closing is subject to the fulfillment of each of the following conditions;

     (a) REPRESENTATIONS AND WARRANTIES TRUE - the representations and warranties of "TNRM" made pursuant to section 7.2 shall be true and accurate in all respects at the time of Closing as if made at and as of the time of Closing, except as may be in writing disclosed to and approved by "ALI";

     (b) COVENANTS PERFORMED - the covenants and obligations of "TNRM" contained herein which are to be complied with and performed at or before the Closing shall have been duly complied with and performed in all respects', and

     (e) NO GOVERNMENTAL ACTION - from the date hereof to the Closing, no federal, provincial, state or municipal government, or any agency or other governmental authority shall have instituted or threatened and not discontinued or withdrawn any action, suit or investigation to restrain, prohibit or challenge the sale of the Assets to "TNRM" as herein contemplated.

4.4. "ALI"'S BENEFIT. The conditions in section 4.3 are inserted for the exclusive of "TNRM" and may be waived in whole or in part by "TNRM" at any time.

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                                ARTICLE 5
                                COVENANTS
                                ---------
5.1  "ALI" COVENANTS. "ALI" shall:

     (a) Conduct of Business - from the date hereof to the Closing "ALI" will use its best efforts to carry on the Business in its ordinary course and to preserve and maintain the Assets and the goodwill of the Business, all in the manner heretofore carried on and maintained by "ALI";

     (b) Access - from the date hereof to the Closing, "TNRM" and "TNRM"' s solicitors, accountants and other representatives will be afforded access at all reasonable times during normal business hours to all the properties, books, contracts, commitments and records of "ALI" relating to the Assets and the Business and will be furnished with such copies thereof and other information relating to the Business and permitted to conduct such reviews and tests and take such samples as "TNRM" from time to time may reasonably request;

     (c) CONFIDENTIAL INFORMATION - from and after the date hereof "ALI" shall not disclose or permit to be disclosed the terms of this Agreement nor any confidential information relating to the Business, including without limitation any information relating to the trade marks, trade names, copyrights, designs, licenses, authorities or other rights used in the Business or lists of customers, or correspondence or any other confidential information related to the Business, to any person or persons whatsoever other than as directed by or for the purposes of "TNRM" or as required by law, nor will "ALI" use any information that it may have relating to the Business for any purpose;

     (d) INDEMNITY - from and after the Closing "ALI" shall indemnify and hold "TNRM" harmless from and against any and all losses, damages, costs, claims, charges and expenses paid, suffered or incurred by "TNRM" as a result of;
          (i) any and all liabilities, whether accrued, absolute, contingent or otherwise, including, without limitation,

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               any third party liability, existing at or
               arising prior to the time of Closing and which are not expressly agreed to in writing to be assumed by "TNRM" pursuant to this Agreement,

          (ii) any misrepresentation, breach of warranty or non-fulfillment of the terms of any covenant made by "ALI" herein or made in or omitted from any certificate or other instrument or document furnished or to be furnished to "TNRM" hereunder, and

          (iii) any and all actions, suits, proceedings, demands, assessments, judgements, costs and legal or other expenses incident to any of the foregoing;

          provided, however, that no claim may be made by "TNRM" hereunder unless notice of the proposed claim shall be given to "ALI" within one years after the Closing Date,

     (e)  SECURITY INTEREST - on and after the Closing Date,
          "ALI" shall consent to the registration in the State of Nevada by "TNRM" of its interest in the Assets; and

                                ARTICLE 6

                                 CLOSING
                                 -------

6.1 TIME OF CLOSING. The Closing of the transaction contemplated by this Agreement shall take place at the offices of "TNRM" located at 480 Camino del Rio S., Suite 140, San Diego, California at 10:00 a.m. on the 14th day of November 1997, or at such other time, date or place as the parties may agree in writing.

6.2  OBLIGATIONS. At the Closing "ALI" shall:

     (a) deliver or cause to be delivered to "TNRM" all such bills of sale, transfers, assignments and other documents and instruments, in registrable form where applicable, as are reasonably necessary to transfer to "TNRM" good and saleable title to the Assets free and clear of all liens, claims, charges, mortgages and other security interests and encumbrances whatsoever;

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     (b)  deliver to "TNRM" a certificate executed by a director or senior officer of "ALI" dated the Closing Date certifying on behalf of "ALI" and to the best of his or her knowledge, after reasonably inquiry, that at and as of the Closing the representations and warranties of "ALI" made by "ALI" pursuant to section 7.1 are true and accurate in all respects;

     (c) deliver to "TNRM" certified copies of resolutions of the directors and shareholders of "ALI" approving the execution and delivery of this Agreement and the completion of the transaction herein contemplated;

     (d) deliver to "TNRM" appropriate discharges and releases, in registrable form where applicable, of all liens, charges, mortgages and other security interests and encumbrances registered against or otherwise charging the Assets, including all necessary clearance certificates of governmental authorities to release any liens on the Assets for unpaid fees, duties, taxes or assessments;

     (e)  deliver to "TNRM" possession of the Assets;


6.3  "TNRM"'S OBLIGATIONS. At the Closing "TNRM" shall:

     (a) deliver to "ALI" a certificate executed by a director or senior officer of "TNRM" dated the Closing Date certifying on behalf of "TNRM" and to the best of his or her knowledge, after reasonable inquiry, that at and as of the Closing the representations and warranties of "TNRM" made pursuant to section 7.2 are true and accurate in all respects except to the extent otherwise disclosed in writing to "ALI";
     (b) deliver to "ALI" a certified copy of resolutions of the directors of "TNRM" approving the execution and delivery of this Agreement and the completion of the transactions herein contemplated;
     (c) pay to "ALI", the initial cash portion of the Purchase Price due at Closing as provided in subsection 3.2(a) of this Agreement;

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     (d)  execute and deliver to "ALI" a management agreement as described in of this Agreement.
     (e) execute and deliver to "ALI" the prinicpal's option plan ("Exhibit 2").

                                ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES
                     ------------------------------

7.1 REPRESENTATIONS-AND WARRANTIES OF "ALI". "ALI" hereby represents and warrants to "TNRM" as follows:

     (a) INCORPORATION - "ALI" is a corporation to be formed which will be duly incorporated and validly existing under the laws of the State of Nevada;
     (b) CORPORATE AUTHORITY - "ALI" has fully corporate power, capacity and authority to enter into this Agreement, to perform its obligations hereunder and to sell, transfer and assign its Assets to "TNRM" as herein contemplated;
     (c) AGREEMENT BINDING - the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate actions and proceedings on the part of "ALI" and this Agreement constitutes a legal, valid and binding obligation of "ALI" enforceable against it in accordance with its terms except to the extent enforcement may be limited by laws of general application affecting the rights of creditors and the availability of equitable remedies;

     (d) NO DEFAULT.. ETC. - neither the execution and deliver of this Agreement nor the consummation of the transactions contemplated hereby nor the due observance and performance by "ALI" of its obligations contained herein;

          (i) will conflict with or result in a breach of or violate any of the terms and of the conditions or provisions of the constating documents of "ALI";

          (ii) will conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgement, order, injunction, decree, regulation or ruling of any court or government authority, domestic or foreign, to which "ALI" is subject;

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          (iii)  will conflict with or result in a breach of or
          constitute or result in a default under any material agreement, contract or commitment to which "ALI" is a party or by which it is bound or to which it is subject; or

          (iv) will GIVE to any government or governmental authority, including any governmental department, commission, bureau, board or administrative agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, consent or authority issued to "ALI" and which is necessary or desirable in connection with the conduct and operation of the Business and the ownership over the Assets as the same is now conducted and owned;

     (e) NO BANKRUPTCY, ETC. - "ALI" has not committed an act of bankruptcy, is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not had any petition for any receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up nor taken any proceeding to have a receiver appointed over all or any part of its assets;

     (f) QUALIFICATION - "ALI" wil be duly registered or qualified to carry on business under the applicable legislation of the State of Nevada;

     (g) LICENSES, PERMITS, ETC. - "ALI" holds all material governmental licenses, permits and authorizations as may be requisite for the carrying on of its Business in the places and in the manner heretofore carried on and has not received notice of any material default under any of such licenses, permits or authorizations;

     (h) TITLE TO ASSETS - at the Closing, "ALI" will have good and marketable title to the Assets free and clear of any actual or threatened lien, claim, charge., mortgage or other security interest or encumbrance whatsoever;

     (i) STATE OF REPAIR - the Assets are all in good operating condition and repair, normal wear and tear excepted;

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     (j)  MATERIAL CONTRACTS - Schedule B lists all contacts relating to the Business to which "ALI" is a party which cannot be terminated on thirty days (or less) notice without liability to "ALI";

     (k) CONTRACTS - all of the material Contracts have been made in the ordinary course of the Business on "ALI"' s standard terms and conditions and at current standard prices of the applicable services,

     (l) DEFAULT UNDER CONTRACTS - "ALI" is not in default under or in breach of any term of any of the Material
          Contracts or other contacts to which is a party nor is "ALI" aware of any existing default of any term thereof by any of the other parties to such agreements;

     (m) BOOKS AND RECORDS - the books and records of "ALI" relating to the Business fairly and accurately set out and disclose in all material respects, in accordance with generally accepted principles the financial condition of the business as at the date hereof and all material financial transactions of "ALI" relating to the Business have been accurately recorded in such books and records-,

          (o) NO MATERIAL CHANGE - since 11/1/97, there have been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, except changes occurring in the ordinary course of "ALI"'s business, which changes have not adversely affected and will not adversely affect the Assets or goodwill of the Business or the prospects or financial condition of the Business nor is "ALI" aware of any future event or condition which is likely to occur and which would materially and adversely affect the Assets or the financial prospects of the Business;

          (p)  ORDINARY COURSE - the Business will be
               carried on in the ordinary course up to the Closing;

          (q) LITIGATION - there are no actions, claims, suits, judgements, litigation, orders, investigations or proceedings outstanding or, to the knowledge of "ALI", pending or threatened by or against or concerning "ALI" in any court or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, or before any arbitrator of any kind nor is "ALI" aware of any basis for the same;

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          (r)  COMPLIANCE WITH LAWS - "ALI" has obtained
               all material permits, licenses and other authorizations which are required with respect to the Business and the Assets under the applicable laws, regulations and other requirements of governmental bodies and
               "ALI" has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere in a material respect with or prevent continued compliance in a material respect with any of the requirements of such laws., regulations and requirements;

          (s) LABOR MATTERS - "ALI" is not a party to any collective bargaining or other agreement with any labor union or other association of employees and there are no labor disputes, grievances, strikes or lookouts currently in existence or, to the knowledge of "ALI", threatened with respect to any employees of the Business;


          (t) EMPLOYEES - Schedule C contains a complete and accurate list of the names, positions, wage and salary rates, bonuses and other compensation and benefits, dates of hire, location of employment (including with respect to termination or severance) of all of the employees of the business; and

          (u) EMPLOYMENT CONTRACTS - there are no written employment, management or consulting agreements or commitments between "ALI" and any person employed or engaged by the Business and no contract of employment between "ALI" and any employee of the Business provides for a period 6f notice or payment of any amount in lieu of notice to any such employee with respect to termination or severance of employment which is greater than the minimum period or amount to which the employee would be entitled at common law or by statute.

7..2 REPRESENTATIONS, AND WARRANTIES OF "TNRM". "TNRM" hereby represents and warrants to "ALI" as follows:

     (a) "TNRM" INCORPORATION- - "TNRM" is a Nevada corporation duly incorporated and organized, validly existing and in good standing in the office of the Registrar of Companies of Nevada with respect to the filing of annual reports;

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     (b)  CORPORATE AUTHORITY - "TNRM" has full corporate power, capacity, authority and legal right to enter into this Agreement and to carry out the transactions herein contemplated;

     (c) AGREEMENT BINDING - the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate actions and proceedings on the part of "TNRM" and this Agreement constitutes a legal, valid and binding obligation of "TNRM" enforceable against "TNRM" in accordance with its terms except to the extent enforcement may be limited by laws of general application affecting the rights of creditors and the availability of equitable remedies;

     (d) NO DEFAULT, ETC - neither the execution and delivery of this Agreement nor the completion of the transaction contemplated hereby will violate any of the terms or provisions of the constating documents, articles or bylaws of "TNRM" nor result in the breach of any term or provision of , or constitute a default under, any indenture, mortgage, deed of trust or other agreement to which "TNRM" is a party or by which it is bound; and

     (e) NO BANKRUPTCY, ETC. - "TNRM" has not committed an act of bankruptcy, is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up and has not taken any proceeding to have a receiver appointed over all or any part of its assets.

                                ARTICLE 8
                                EMPLOYEES,
                                ---------

8.1 TERMINATION BY "ALI" - Immediately following the Closing "ALI" shall terminate the employment of all employees, if any, then employed by it in the Business (or shall reassign such ernployees to other employment with "ALI") effective as of midnight on the Closing Date, and "ALI" shall thereafter be responsible for and pay all wages, salaries, bonuses and other compensation and benefits due or accruing due to such employees prior to the Closing date as well as all severance costs, if any, as may be payable to such employees as a result of the termination of their employment as herein contemplate,

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8.2  EMPLOYMENT BY "TNRM".  In accordance with the management agreement described in section 9, I of this Agreement, immediately following the Closing "ALI" shall be responsible for and provide all employees required to operate the Business at the same salary and benefits as currently paid by "ALI" and identified in Schedule C.

8.3 INDEMNITY FROM "ALI". "ALI" shall indemnify and save harmless "TNRM" from and against any and all claims by any employees of the Business for or with respect to wages, salaries, bonuses and other compensation and benefits and severance costs.

                                ARTICLE 9

                         MANAGEMENT OF BUSINESS
                         ----------------------

9.1 MANAGEMENT AGREEMENT. "TNRM" shall enter into a management agreement with "ALI" in respect of the management of the day to day operation of the Business by "ALI" in the form set out in Schedule D to this Agreement.
                               ARTICLE 10
                         RIGHT OF FIRST REFUSAL
                         ----------------------

10.1 "ALI" 'S RIGHT OF FIRST REFUSAL.

(a) "TNRM" shall not, within five years of the date of this Agreement, sell, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, the Business or all of the shares of any subsidiary of "TNRM" which owns the Business (the "Investment") unless "TNRM" first offers to "ALI" by notice in writing (the "Offer") delivered to "ALI" the prior right to purchase, receive or otherwise acquire the Investment.

(b) The Offer shall state that "TNRM" has determined to sell the Investment and shall set forth:

     (i) the Investment offered for sale, which must represent 100% of the Investment then held by "TNRM",

     (ii) the consideration therefor expressed only in lawful money of the United States of America and shall be expressed in the aggregate and, if the Investment involves the sale of shares, in amounts per share (the "Investment Purchase Price");

     (iii) that the terms and conditions of the sale are that at Closing, 100% of the Investment Purchase Price is to be paid by certified check to "TNRM"; and

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     (iv) that the Offer shall either be accepted in its entirety or not at all and that it is open for acceptance by "ALI" for a period of 60 days after receipt of such Offer by "ALI".

(c) If the Offer is not wholly accepted by "ALI" within the 60 days that it is open, "TNRM" may, within 120 days after the expiry of the said 60 day period for acceptance, sell, transfer or otherwise dispose of the whole and not less than the whole of the Investment to any other person, firm or corporation (a "Third Party") for not less than the price and on terms and conditions of payment not substantially more favorable to the Third Party than those set out in the Offer. Upon the expiry of the said 120 day period without the completion of a sale to a Third Party, the provisions of section 10.1 shall again become applicable to the sale, transfer or other disposition of the Investment and so on from time to time.

(d) Upon the acceptance of the Offer in whole, a binding contract of sale and purchase of the Investment at the price and on the terms and conditions referred to above shall be deemed to come into existence, and "ALI" shall purchase, and "TNRM" shall sell, at the purchase price determined as aforesaid, the Investment and the closing of the purchase and sale thereof shall take place at the registered office of "TNRM" at I 0: 00 a. m. on the 3Oth day following the date of acceptance of the Offer or, if that day is not a business day then on the next business day (or such other date as the parties thereto may agree), at which time the appropriate parties shall execute and deliver such certified checks, share certificates (duly endorsed for transfer), instruments, conveyances, assignments, and releases and other documents as may be reasonably required to effect and complete the sale of the Investment, which shall be sold free and clear of all charges, security interests, encumbrances.. pledges, mortgages, liens, hypothecation's and adverse claims whatsoever (but subject to the terms of this Agreement),

(e) Notwithstanding the foregoing, "TNRM" may sell, assign or transfer any or all of its interest in the Business or in Assets or in any subsidiary which owns the Business or Assets to an affiliate.
                               ARTICLE  II

                          SURVIVAL AND REMEDIES
                          ---------------------

     11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. Notwithstanding any investigations made by "TNRM" or its representatives prior to closing, the representations, warrants, covenants and agreements of "ALI" contained in this Agreement and in any certificate or other document delivered pursuant hereto shall survive the Closing, and notwithstanding the completion of the purchase and sale herein provided for or any reorganization, amalgamation, sale, transfer or assignment of "ALI", "TNRM" or the Business, shall continue in full force and effect, except to the extent expressly waived in writing by "TNRM".

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

     11.2 REMEDIES FOR BREACH. In the event that any of the representations or warranties of "ALI" are found to be untrue or there is a breach of any covenant or agreement of "ALI", "TNRM" shall have the right, without prejudice to any other rights or remedies which it may have, to claim from "ALI" a reduction of the Purchase Price equivalent to the loss or damage suffered by "TNRM" as a result of such misrepresentation or breach of warranty, covenant or agreement and without limiting in any manner the rights of "TNRM" with respect thereto, any such claim may be set off against any amount howsoever owing to "ALI" by "TNRM".
                               ARTICLE 12
                        MISCELLANEQUS PROVISIONS
                        ------------------------

     12.1 ANNOUNCEMENTS. No announcement or news release shall be authorized, made or published by either "ALI" or "TNRM" relating to the transactions herein contemplated without the prior written consent of 'the other, such consent not to be unreasonably withheld, except to the extent required by law, regulatory authority or rules of any stock exchange, and in any event no announcement or news release shall be authorized, made or published without first informing the other party of the contents thereof.

     12.2 COSTS. Each party to this Agreement shall be responsible for the payment of all costs and expenses incurred or to be incurred by it, including all fees and disbursements of its legal, accounting and other professional advisors and consultants, in negotiating and preparing this Agreement and in otherwise performing the transactions contemplated by this Agreement,

     12.3 BROKERS. "ALI" and "TNRM" represent and warrant to each other that no broker, agent or other intermediary acted for it in connection with the transactions contemplated herein in such a manner as to give rise to any claim against the other for any brokerage fees, finder's fees, commissions or other like payments with respect to the transactions herein contemplated and each of the parties does hereby agree to indemnify and save harmless the other from and against any such claims whatsoever.

     12.4 ENTIRE AGREEMENT. This Agreement and the terms hereof shall constitute the entire agreement between the parties hereto with respect to all of the matters herein and shall supersede all previous negotiations and agreements with respect to the matters herein, and this Agreement shall not be amended, altered or qualified except by a memorandum in writing,, executed by or on behalf of all of the parties hereto, and any purported amendment, or alteration or qualification hereof which is not so evidenced shall be null and void.


     12.5 RISK OF LOSS. In the event that any of the Assets are lost, damaged, or destroyed or expropriated or seized by governmental or other authority prior to the

                                   17

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time of Closing and the loss or impairment of such Assets materially adversely affects the continued operation of the Business in the opinion of "TNRM", then "TNRM" may, at its option, terminate this Agreement and it shall not be liable to "ALI" in respect of so doing. In the event that such loss or impairment of the Assets does not materially adversely affect the operation of the Business in the opinion of "TNRM", neither "ALI" nor "TNRM" shall be entitled to terminate this Agreement, rather the Purchase Price shall be reduced by an amount equal to the value of such loss as determined by reference to the Purchase Price allocation herein provided and the parties shall remain obligated to complete the transactions contemplated herein,

     12.6 NOTICES. All notices, requests, demands or other communications required or permitted to be given by one party to another hereunder shall be given in writing delivered to or sent by telecopier or by postage prepaid registered mail to the other party at the following addresses:

                                TO "ALI":

               ACTIVITY LINK, INC., "ALI"
               3732 BENNINGTON COURT
               CARLSBAD, CALIFORNIA  92008

               ATTENTION:     PRESIDENT-DAVID W. WALLGREN

               TELECOPIER: 760-733-3663

                               TO "TNRM"-

               TRI-NATIONAL DEVELOPMENT CORP.
               SUITE 140- 480 CAMINO DEL RIO S.
               SAN DIEGO, CALIFORNIA  92108

               ATTENTION-     PRESIDENT-MICHAEL A. SUNSTEIN

               TELECOPIER:    619-718-6377

     or at such other address as may be indicated by any party by written notice to the other and such notices, request, demands or other communications shall be deemed to have been received when delivered or sent by telecopier or, if mailed, four (4) business days after the mailing thereof.



     12.7 ATTORNMENT. Each of the parties hereto irrevocably attorns and submits to

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

the exclusive jurisdiction of the courts of the State of Nevada.

     12.9 COUNTERPARTS. This Agreement may be executed by the parties by facsimile and in counterparts,

     12.9 ENUREMENT AND ASSIGNMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. "TNRM" may assign this Agreement to a wholly owned subsidiary, provided that "TNRM" remains obligated to issue the shares described in subsection 3.2(b).


     12.10 TIME OF ESSENCE. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision,

     12.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written,

ACTIVITY LINK, INC.

Per: ________________________________
     David W. Wallgren, President


TRI-NATIONAL RESORT MANAGEMENT, INC.



Per: ___________________________________
     Michael A. Sunstein, President



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